Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Sequans Communication S.A. for the registration of Up to 1,350,000,030 Ordinary Shares represented by 135,000,003 American Depositary Shares or pre-funded warrants in lieu thereof, issuable upon the conversion of Secured Convertible Debentures, 270,000,000 Ordinary Shares represented by 27,000,000 American Depositary Shares as Interest ADSs, 202,499,980 Ordinary Shares represented by 20,249,998 American Depositary Shares, or pre-funded warrants in lieu thereof, issuable upon the exercise of Common Warrants and to the incorporation by reference therein of our report dated April 30, 2025, with respect to the consolidated financial statements of Sequans Communication S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Audit

Paris La Défense, France
July 16, 2025